EXHIBIT 99.1

IGEN and Prolog announce Industry’s First AI Program for the Next Generation of Commercial Fleet Solutions

Lake Elsinore, CA – June 19, 2023 – IGEN Networks Corporation (OTC: IGEN), a leading innovator of asset management and supply-chain solutions with its exclusive technology partner Prolog, announces the development of the industry’s first Artificial Intelligence (AI) based commercial fleet solutions.   IGEN and Prolog (Companies) have chosen four categories of software algorithms, the manufacture and development of low-cost AI video cameras, and finally the financing of these initiatives through the recently announced reverse-split of IGEN issued and outstanding shares.

The four categories of patent-protected software algorithms will include sensor data analysis, route optimization, predictive maintenance, and driver behavior analysis:

Sensor data analysis will correlate readings from all sensors resident in a commercial vehicle including fuel usage, emissions, locations, and vehicle health to determine patterns, anomalies, and to provide valuable real-time decision-making tools – for example is the vehicle (tires, engine, fuel usage) prepared to complete a long-haul destination under predictable weather conditions.

Route enhancement and optimization algorithms will determine safest, quickest, and most cost-effective delivery routes with real-time adjustments based on traffic conditions, weather, and load-restrictions.

Predictive Maintenance algorithms will analyze and correlate vehicle codes for possible cause-effect scenarios, such as alerting to “yet-to-fail” components that potentially could impact critical vehicle operation and driver safety.

Driver behavior data algorithms will correlate real-time face analysis with historical driver performance based on the same route, time, and weather conditions – potentially to activate real-time risk mitigation, such as blocking the accelerator or re-routing to rest areas.

In addition to the development of AI software algorithms, the Companies will develop and manufacture low-cost AI video cameras and devices that will be integrated with proprietary firmware designed to support any AI commercial fleet service providers.  The specialized AI video hardware will be manufactured in Mexico and marketed throughout North America distribution channels independent of any wireless carrier or commercial fleet service provider.

Neil G. Chan, CEO of IGEN stated, “Developing AI capabilities into our software platforms is an integral part of our patent portfolio and we will be the first to deploy these capabilities in the commercial fleet industry.  The recent announcement for the 10:1 reverse-split of our issued and outstanding shares will be an important part of our ability to execute and claim industry leadership.  The re-structuring of debt and capital will enable us to re-finance in a meaningful way on a non-dilutive basis.”

Juan Ignacio Avila, CEO of Prolog/CTO of IGEN stated, “As pioneers in developing supply-chain solutions, we have the distinct first-mover advantage in taking the industry to the next stage of development.  We have collected millions of data points over the last 20 years that makes us uniquely qualified to evolve AI capabilities and decision -making tools for a more productive and safer environment within the commercial fleet industry.”

About IGEN Networks Corporation

IGEN Networks Corporation creates software services for the consumer automotive and commercial asset management industries enabling their customers to better manage their assets and protect their drivers.  IGEN is a fully reporting company in the United States and publicly traded on the OTC Markets under the symbol IGEN.  For more information, please visit: www.igennetworks.net

About Prolog

Prolog is a technology development and logistics consulting company with over 25 years of experience in the development of supply-chain, logistics, telematics, and asset management solutions.  Prolog operates in Mexico, Spain, and Central America with more than 1200 clients, 80 distribution centers, and 250,000 vehicles utilizing its asset management platforms.  For more information, please visit: www.prolog.com.mx

Forward-Looking Statements

This news release may contain forward-looking statements or forward-looking information within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Canadian securities law. The terms and phrases "goal", "commitment", "guidance", "expects", "would", "will", "continuing", "drive", "believes", "indicate", "look forward", "grow", "outlook", "forecasts", “intend”, and similar terms and phrases are intended to identify these forward-looking statements. Forward-looking statements are based on estimates and assumptions made by IGEN in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors that IGEN believes are appropriate in the circumstances, including but not limited to statements regarding investment liquidity, financing options and long term goals of the Company, general economic conditions, IGEN's expectations regarding its business, customer base, strategy and prospects, and IGEN's confidence in the cash flow generation of its business. Many factors could cause IGEN's actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements, including, without limitation: risks related to competition; IGEN's reliance on key personnel; IGEN's ability to maintain and enhance its brand; and difficulties in forecasting IGEN's financial results, particularly over longer periods given the rapid technological changes, competition and short product life cycles that characterize the mobile application industry. These risk factors and others relating to IGEN that may cause actual results to differ are set forth in the under the heading "Risk Factors" in IGEN's periodic filings with the British Columbia Securities Commission and the U.S. Securities and Exchange Commission (copies of which filings may be obtained at www.sedar.com or www.sec.gov. These factors should be considered carefully, and readers should not place undue reliance on IGEN's forward-looking statements. IGEN has no intention and undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

IGEN Networks Corporation

Neil G. Chan

info@igennetworks.net

1(855)912-5378

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